           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1998
                                                     REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          HOMECOM COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                     58-2153309
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                         14 Piedmont Center, Suite 100
                               3535 Piedmont Road
                               Atlanta, GA 30305

              HomeCom Communications, Inc. 1996 Stock Option Plan
                            (Full Title of the Plan)

Norm Smith, 14 Piedmont Center, Suite 100, 3535 Piedmont Rd., Atlanta, GA 30305
                    (Name and address of agent for service)



                          Copies of Communications to:
                                   Norm Smith
                         14 Piedmont Center, Suite 100
                               3535 Piedmont Rd.
                               Atlanta, GA 30305
                                 (404) 237-4646


                        CALCULATION OF REGISTRATION FEE

                             1996 Stock Option Plan


      Title of
  Securities to be        Amount to be      Offering Price     Aggregate        Amount of
     Registered            Registered         Per Share     Offering Price   Registration Fee
   Common Stock
   ($0.0001 Par Value)   300,000 Shares (1)      N/A           $1,542,307        $454.98
   ==================    ================  ===============  ==============   ================


         (1) Represents 300,000 shares of Common Stock, authorized for issuance under the HomeCom Communications, Inc. (the "Company") 1996 Stock Option Plan (the "Stock Option Plan"). This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Stock Option Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.

         Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference

         The Company's Annual Report on Form 10-K for the year ended December 31, 1997, which has been filed by the Company with the Commission (File No. 0-29204), is incorporated herein by reference. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report on Form 10-K are incorporated herein by reference. All other reports or documents filed by the Company pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statements contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The financial statements of HomeCom Communications, Inc. and subsidiaries as of December 31, 1997 and December 31, 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated in this Registration Statement by reference in reliance upon the report, also incorporated in this Registration Statement by reference, of PricewaterhouseCoopers LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

         The description of the Company's Common Stock, the class of securities offered pursuant to this Registration Statement, is contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.  Description of Securities

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Company's Restated Certificate of Incorporation provides, as permitted by Delaware law, that its directors shall have no personal liability for certain breaches of their fiduciary duties to the Company, other than liability for a breach of the duty of loyalty, acts or omissions not in good faith that constitute a breach of the director's duty to the Company, acts that involve intentional misconduct or a knowing violation of the law, transactions in which the director receives an improper benefit and acts or omissions for which liability is provided by an applicable statute. While the Restated Certificate of Incorporation provides directors with protection from awards for monetary damages for breach of duties to the Company, it does not eliminate those duties. Accordingly, the Restated Certificate of Incorporation should not affect the availability of equitable remedies, such as injunction or recission, based on a director's breach of the duty of care. However, equitable remedies may not provide stockholders adequate monetary compensation for damages caused by breach of duties to the Company. The Company's Restated Bylaws provide for mandatory indemnification of directors and officers, and persons serving at the request of the Company as a director or officer of another corporation, to the fullest extent permitted by Delaware General Corporation Law. These limitations on personal liability do not apply to liabilities under federal securities laws. However, these provisions may reduce the likelihood of derivative litigation against directors and may discourage stockholders from bringing a lawsuit against directors for a breach of their fiduciary duties.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Reference is made to the Exhibit Index.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 24th day of July, 1998.



                          HOMECOM COMMUNICATIONS, INC.


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey W. Sax and Norm Smith, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 24, 1998, by the following persons in the capacities indicated.

By /s/ Harvey W. Sax
   -------------------------
Harvey W. Sax, President and
Chief Executive Officer


/s/ Harvey W. Sax                           /s/ Nat Stricklen
----------------------------                -----------------------------------
Harvey W. Sax, Director                     Nat Stricklen, Director


/s/ Kris Puri                               /s/ Roger Nebel
----------------------------                -----------------------------------
Kris Puri, Director                         Roger Nebel, Director


/s/ Gia Bokuchava                           /s/ Claude Thomas
----------------------------                -----------------------------------
Gia Bokuchava, Director                     Claude Thomas, Director


/s/ Gregory Abowd                           /s/ Norm Smith
----------------------------                -----------------------------------
Gregory Abowd, Director                     Norm Smith, Chief Financial Officer

                                 EXHIBIT INDEX

         The following exhibits are filed as a part of the Registration
Statement:


Exhibit 4         HomeCom Communications, Inc. 1996 Stock Option Plan

Exhibit 5         Opinion of Sims Moss Kline & Davis LLP

Exhibit 23.1      Consent of PricewaterhouseCoopers LLP

Exhibit 23.2      Consent of Sims Moss Kline & Davis LLP-included in Exhibit 5

Exhibit 24        Power of Attorney (included on signature page).